CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our report dated July 19, 2017, relating to the financial statements and financial highlights, which appears in T. Rowe Price GNMA Fund, Inc.’s (formerly known as T. Rowe Price GNMA Fund) Annual Report on Form N-CSR for the year ended May 31, 2017. We also consent to the use in this Registration Statement of our report dated July 24, 2017, relating to the financial statements of T. Rowe Price Multi-Strategy Total Return Fund, Inc. and of our report dated August 17, 2017, relating to the financial statements of T. Rowe Price Capital Appreciation & Income Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
October 23, 2017